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(LOGO OF COOPERS & LYBRAND APPEARS HERE)


                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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     We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Connecticut Energy Corporation of our report dated November 2, 1993 appearing on page 35 of the Annual Report to Shareholders on our audits of the consolidated financial statements of Connecticut Energy Corporation as of September 30, 1993 and 1992 and for the years ended September 30, 1993, 1992 and 1991. We also consent to the incorporation by reference in such Prospectus of our report dated November 2, 1993 appearing on page 23 of the Annual Report on Form 10K on our audits of the financial statement schedules of Connecticut Energy Corporation for the years
ended September 30, 1993, 1992 and 1991.   We also consent to the reference to
our firm under the caption "Experts" in such Prospectus.


                                       Coopers & Lybrand


New Haven, Connecticut
February 3, 1994